NUMBER

NVC

SHARES

YADKIN VALLEY FINANCIAL CORPORATION

ELKIN, N.C.

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

CUSIP 984314 50 0

SEE REVERSE FOR CERTAIN DEFINITIONS

NON-VOTING COMMON STOCK

THIS CERTIFIES that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE NON-VOTING COMMON STOCK, PAR VALUE $1.00 PER SHARE OF

Yadkin Valley Financial Corporation. ("Corporation"), a stock corporation incorporated under the laws of the State of North Carolina. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by such holder's duly authorized attorney or legal representative upon the surrender of this Certificate properly endorsed. Such shares are non-withdrawable and not insurable. Such shares are not insured by the federal government. The Certificate and shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Corporation), to all of which provisions the holder by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registar.

IN WITNESS WHEREOF, Yadkin Valley Financial Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED:

Patricia H. Wooten

PATRICIA H. WOOTEN, SECRETARY

YADKIN VALLEY FINANCIAL CORPORATION CORPORATE SEAL ELKIN, N.C.

Joseph H. Towell

JOSEPH H. TOWELL, CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

M. BURR KEIM, PHILA.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- __________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors
Act __________________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____________________ *Shares of the Non-Voting Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ____________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated: ____________________

X ____________________

X ____________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

BY: ____________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.